                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-12

                            Odyssey HealthCare, Inc.
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            ODYSSEY HEALTHCARE, INC.
                      717 NORTH HARWOOD STREET, SUITE 1500
                              DALLAS, TEXAS 75201

                                                                  April 29, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Odyssey HealthCare, Inc. (the "Company") to be held on May 31, 2002, at 8:00 a.m., local time, at the Le Meridien Hotel, 650 North Pearl Street, Dallas, Texas 75201. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a Form of Proxy for use in voting at the meeting and an Annual Report for Odyssey HealthCare, Inc.

     At the Annual Meeting, you will be asked (i) to elect one director of the Company; (ii) to ratify the selection of Ernst & Young LLP as the independent accountants for the Company for the fiscal year ending December 31, 2002; and
(iii) to act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your shares be represented at the meeting.

                                          Very truly yours,

                                          /s/ RICHARD R. BURNHAM

                                          RICHARD R. BURNHAM
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN, IN THE ENCLOSED POSTAGE PAID ENVELOPE, THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. RETURNING YOUR PROXY WILL HELP THE COMPANY ASSURE THAT A QUORUM WILL BE PRESENT AT THE MEETING AND AVOID THE ADDITIONAL EXPENSE OF DUPLICATE PROXY SOLICITATIONS. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED THE PROXY.

                            ODYSSEY HEALTHCARE, INC.
                      717 NORTH HARWOOD STREET, SUITE 1500
                              DALLAS, TEXAS 75201

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2002

                             ---------------------

     PLEASE TAKE NOTICE THAT the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Odyssey HealthCare, Inc., a Delaware corporation (the "Company"), will be held on May 31, 2002, at 8:00 a.m., local time, at the Le Meridien Hotel, 650 North Pearl Street, Dallas, Texas 75201, to consider and vote on the following matters:

          (1) Election of one Class I director of the Company to serve until the Annual Meeting of the Company's stockholders in 2005 and until his successor is elected and qualified or until his earlier death, resignation or removal from office;

          (2) Ratification of the selection of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2002; and

          (3) Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The close of business on April 15, 2002 (the "Record Date"), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock, par value $0.001 per share ("Common Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company's offices at the address on this notice and at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading "Solicitation and Revocability of Proxies."

                                          By Order of the Board of Directors,

                                          /s/ DOUGLAS B. CANNON

                                          DOUGLAS B. CANNON
                                          Secretary

Dallas, Texas

                            ODYSSEY HEALTHCARE, INC.
                      717 NORTH HARWOOD STREET, SUITE 1500
                              DALLAS, TEXAS 75201
                                 (214) 922-9711

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of Odyssey HealthCare, Inc. requests your proxy for use at the Annual Meeting of Stockholders to be held on May 31, 2002, at 8:00 a.m., local time, at the Le Meridien Hotel, 650 North Pearl Street, Dallas, Texas 75201, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the Form of Proxy were first mailed to stockholders of the Company on or about April 29, 2002.

     This solicitation of proxies is made by the Board of Directors of the Company and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another Proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting by
(a) signing and submitting a later-dated Proxy to the Secretary of the Company,
(b) delivering written notice of revocation of the Proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

                               VOTING AND QUORUM

     The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 15,367,806 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. If a quorum shall not be present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting) until a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority and has not received voting instructions with respect to a particular item.

                 PROPOSAL ONE -- ELECTION OF CLASS I DIRECTORS

     The Board of Directors has designated Mr. Mark A. Wan as a nominee for election as a Class I director of the Company at the Annual Meeting (the "Nominee"). Each of Mr. Alexander McGrath and Mr. Wan currently serves as a Class I director. Mr. McGrath will not stand for re-election as a director of the Company at the Annual Meeting. If elected, the Nominee will serve until the expiration of his term at the Annual Meeting of the Company's Stockholders in 2005 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about the Nominee, see "Directors."

     The Board of Directors has no reason to believe that the Nominee will be unable or unwilling to serve if elected. If the Nominee becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

REQUIRED VOTE AND RECOMMENDATION

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the Nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEE.

              PROPOSAL TWO -- SELECTION OF INDEPENDENT ACCOUNTANTS

     On March 6, 2002, the Board of Directors ratified the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending December 31, 2002. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     If the appointment of Ernst & Young as the Company's independent accountants is not ratified at the Annual Meeting, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of Ernst & Young as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

REQUIRED VOTE AND RECOMMENDATION

     Ratification of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2002, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the

Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the ratification of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                   DIRECTORS

     The following tables set forth certain information regarding the Nominee and the other Directors of the Company:

                                                                             DIRECTOR'S
NAME OF NOMINEE                                     AGE        TITLE         TERM ENDING
---------------                                     ---        -----         -----------
Mark A. Wan.......................................  36    Class I Director      2002

     Mark A. Wan has served as one of the Company's directors since January 1996. Since October 1993, Mr. Wan has served as general partner of Three Arch Management, L.P., which is the general partner of Three Arch Partners, L.P. Mr. Wan has served as a director of various other privately held companies.

                                                                                   DIRECTOR'S
NAME OF DIRECTOR                            AGE               TITLE                TERM ENDING
----------------                            ---               -----                -----------
Richard R. Burnham........................  60    Chief Executive Officer,            2004
                                                  Chairman of the Board and
                                                  Class III Director
David C. Gasmire..........................  46    President, Chief Operating          2004
                                                  Officer, Assistant Secretary
                                                  and Class III Director
John K. Carlyle...........................  47    Class II Director                   2003
David W. Cross............................  55    Class II Director                   2003
Alexander McGrath.........................  40    Class I Director                    2002
Martin S. Rash............................  47    Class III Director                  2004
David L. Steffy...........................  58    Class II Director                   2003

     Richard R. Burnham co-founded the Company in 1995 and has served as Chief Executive Officer, Chairman of the Board of the Company and one of the Company's directors since that time and as President of the Company from August 1995 to December 2001. Prior to founding the Company, Mr. Burnham served as a regional Vice President for Vitas Healthcare, Inc., a for-profit provider of hospice services, from June 1990 to October 1994. Mr. Burnham served as Regional Vice President of Olsten Kimberly Quality Care, Inc., a home healthcare and nurse personnel staffing company, from January 1990 to June 1990. He was also employed from June 1971 to August 1989 by Baxter Healthcare Corporation, a manufacturer of medical supplies, and also by its subsidiary Caremark Inc.

     David C. Gasmire co-founded the Company in 1995 and has served as Chief Operating Officer since that time. Mr. Gasmire has served as one of the Company's directors and as President of the Company since December 2001 and previously served as Executive Vice President of the Company from August 1995 to December 2001. Mr. Gasmire's diverse healthcare experience includes serving as General Manager and Director of Business Development for Vitas Healthcare, Inc. from April 1992 to September 1995, Vice President of Operations for United Dental Care Inc., a provider of prepaid dental services, from April 1986 to April 1992 and Regional Manager for American Critical Care, a division of American Hospital Supply Corporation, from July 1979 to April 1986.

     John K. Carlyle has served as one of the Company's directors since November 2001. Mr. Carlyle served as the Chief Executive Officer of Magella Healthcare Corporation, a provider of neonatal and perinatal physician services, from 1997 until its merger with Pediatrix Medical Group, Inc. in May 2001. From 1990 through 1997 he served in the positions of President, Chief Executive Officer and Chairman of Concentra

Managed Care, Inc. (formerly OccuSystems, Inc.), a healthcare services and cost containment company in the area of workers' compensation and occupational healthcare. From 1985 through 1990, Mr. Carlyle served as Senior Vice President and Chief Financial Officer of Medical Care International, Inc., an operator of outpatient surgery centers. He currently serves on the Board of Directors of Concentra Managed Care, Inc., Heritage Healthcare System, Inc. and Pediatrix Medical Group, Inc.

     David W. Cross co-founded the Company in 1995 and has served as one of the Company's directors since February 1996. Mr. Cross has served as Senior Vice President and Chief Development Officer for Select Medical Corporation, a public healthcare company, since December 1998. He was co-founder of Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as its President and Chief Executive Officer from May 1994 until its merger with Select Medical Corporation in December 1998. Mr. Cross was founder, President and Chief Executive Officer and a director of Advanced Rehabilitation Resources, Inc., a provider of outsourcing and management of comprehensive medical rehabilitation, subacute and outpatient therapy programs and contract therapy services, serving in each of these capacities from 1990 to 1993.

     Alexander McGrath has served as one of the Company's directors since July 1998. Mr. McGrath has served as a managing member of CRP Investment Partners III, L.L.C., a private equity fund, since 1997. He has also served as a managing member of Capital Resource Partners III, L.L.C., the sole general partner of Capital Resource Lenders III, L.P., a private equity fund, since 1996.

     Martin S. Rash has served as one of the Company's directors since July 2000. Mr. Rash has served as the Chief Executive Officer of Province Healthcare Company, an operator of non-urban acute care hospitals, since February 1996.

     David L. Steffy co-founded the Company in 1995 and has served as one of the Company's directors since February 1996. Mr. Steffy has served as a director for Province Healthcare Company, an operator of non-urban acute care hospitals, since August 1998. He co-founded Intensiva Healthcare Corporation, a provider of highly specialized, acute long-term care services, and served as a director for Intensiva from May 1994 to December 1998. He co-founded Community Health Systems, Inc., a provider of general hospital healthcare services, in May 1985 and served as Vice Chairman until May 1996.

DIRECTOR COMPENSATION

     Directors who are also officers or employees of the Company do not receive compensation for their services as directors. Each independent director in office following each annual stockholder's meeting is entitled to an award of stock options to purchase 3,750 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

TERM OF OFFICE

     The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Messrs. McGrath and Wan currently serve as Class I directors, whose terms expire at the Annual Meeting. Messrs. Carlyle, Cross and Steffy currently serve as Class II directors whose terms expire at the Annual Meeting of Stockholders in 2003, and Messrs. Burnham, Gasmire and Rash currently serve as Class III directors whose terms expire at the Annual Meeting of Stockholders in 2004. Mr. McGrath has informed the Company that he intends to resign from the Board of Directors effective as of the Annual Meeting. As a result, at least temporarily, the Company will have only one Class I director after the Annual Meeting.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Company's Board of Directors had five meetings during the Company's fiscal year ended December 31, 2001. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Compliance Committee. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and, if applicable, all meetings of committees of the Board of Directors on which such director served during 2001.

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in:

     - its oversight of and ensuring compliance with the Company's accounting and financial reporting principles and policies and internal controls and procedures;

     - monitoring the integrity of the Company's financial statements;

     - selecting, evaluating and, where deemed appropriate, replacing the independent auditors (or nominating independent auditors to be proposed for stockholder approval in any proxy statement); and

     - evaluating the independence of the Company's independent auditors.

     The role and other responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. On February 22, 2002, the Audit Committee amended and restated the Audit Committee Charter to read as set forth in Appendix A. The members of the Audit Committee are Messrs. McGrath, Rash and Steffy. Mr. McGrath has informed the Company that he intends to resign from the Board of Directors effective as of the date of the Annual Meeting. Mr. Carlyle will be appointed to the Audit Committee at that time. The Board of Directors has determined that each of Messrs. Carlyle, McGrath, Rash and Steffy meet the independence requirements of the National Association of Securities Dealers, Inc. and that each member of the Audit Committee and Mr. Carlyle have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Audit Committee held two meetings during the Company's fiscal year ended December 31, 2001.

     The Compensation Committee is comprised of Messrs. Cross, Rash and Wan. The primary functions of the Compensation Committee are to:

     - consider and establish the salaries, bonuses and other compensation of the executive officers of the Company;

     - formulate, approve and adopt policies, plans and performance criteria concerning the salaries, bonuses and other compensation of the executive officers of the Company;

     - establish and review policies regarding executive officer perquisites;

     - monitor and administer, and, as appropriate, make changes to, all equity-based incentive and other compensation plans, practices and policies of the Company; and

     - authorize the issuance of capital stock under, and in accordance with, incentive and other compensation plans of the Company.

     The Compensation Committee held four meetings during the Company's fiscal year ended December 31, 2001.

     The Compliance Committee is charged with representing the Company's Board of Directors in the oversight and review of the Company's compliance program. The current members of the Compliance Committee are Messrs. Burnham, Cross and Rash. The Compliance Committee held one meeting during the Company's fiscal year ended December 31, 2001.

                               EXECUTIVE OFFICERS

     The following table sets forth information regarding the Executive Officers of the Company:

NAME                                    AGE                   TITLE
----                                    ---                   -----
Richard R. Burnham....................  60    Chief Executive Officer, Chairman of
                                              the Board and Class III Director
David C. Gasmire......................  46    President, Chief Operating Officer,
                                              Assistant Secretary and Class III
                                              Director
Douglas B. Cannon.....................  40    Senior Vice President, Chief Financial
                                              Officer, Secretary and Treasurer
Brenda A. Belger......................  47    Senior Vice President of Human
                                              Resources
Patricia G. Gross.....................  45    Senior Vice President of Sales and
                                              Marketing
Kathleen A. Ventre....................  53    Senior Vice President of Clinical and
                                              Regulatory Affairs

     The Executive Officers named above were appointed by the Board of Directors of the Company to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Burnham and Gasmire is set forth previously in this Proxy Statement. See "Directors."

     Douglas B. Cannon joined the Company as Vice President, Chief Financial Officer, Secretary and Treasurer in January 1999 and was recently promoted to Senior Vice President. From September 1989 to September 1998, Mr. Cannon served as Chief Financial Officer of Cornerstone Health Management Company, a specialty provider of geriatric services to hospitals and operator of long-term acute hospitals.

     Brenda A. Belger joined the Company as Vice President of Human Resources in April 1997 and was recently promoted to Senior Vice President of Human Resources. Ms. Belger served as Director of Human Resources for Morven Partners, L.P., a manufacturer of food products, from July 1994 to April 1996.

     Patricia G. Gross joined the Company as Vice President of Sales and Marketing in February 1996 and was recently promoted to Senior Vice President of Sales and Marketing. Ms. Gross served as a Regional Sales Trainer and as a Sales Representative for Vitas Healthcare, Inc. from January 1993 to October 1995.

     Kathleen A. Ventre joined the Company as Vice President of Clinical and Regulatory Affairs in May 1998 and was recently promoted to Senior Vice President of Clinical and Regulatory Affairs. From January 1994 to March 1998, Ms. Ventre served as a Patient Care Manager and Director of Patient Care Services with Vitas Healthcare, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 2000 and 2001 concerning the compensation of the Company's Chief Executive Officer and the four most highly paid executives serving in such capacity as of December 31, 2001, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2001. These five individuals are referred to in this Proxy Statement as "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                         ----------------------------
                                                  ANNUAL COMPENSATION    SECURITIES
NAME AND                                          --------------------   UNDERLYING      ALL OTHER
PRINCIPAL POSITION                         YEAR   SALARY($)   BONUS($)   OPTIONS(#)   COMPENSATION($)
------------------                         ----   ---------   --------   ----------   ---------------
Richard R. Burnham.......................  2001    282,816    138,600     180,000         173,940(1)
  Chief Executive Officer and              2000    245,843     63,000     125,000              --
  Chairman of the Board
David C. Gasmire.........................  2001    245,347     91,854     112,500          63,062(1)
  President, Chief Operating Officer,      2000    207,497     47,250     100,000              --
  Assistant Secretary and Director
Douglas B. Cannon........................  2001    173,725     55,125      75,000              --
  Senior Vice President, Chief Financial   2000    174,783     30,000          --              --
  Officer, Secretary and Treasurer
Brenda A. Belger.........................  2001    118,992     20,000       5,000              --
  Senior Vice President of Human
     Resources                             2000    112,829      7,000          --              --
Patricia G. Gross........................  2001    104,187     17,508       5,000              --
  Senior Vice President of Sales and
     Marketing                             2000     98,162      7,000          --              --

---------------

(1) Represents loans to Messrs. Burnham and Gasmire that were forgiven in 2001. See "Certain Relationships and Related Transactions."

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted to the Named Executive Officers during 2001.

                                                        INDIVIDUAL GRANTS
                                     -------------------------------------------------------   GRANT DATE
                                     NUMBER OF       PERCENT OF                                  VALUE
                                       SHARES       TOTAL OPTIONS                              ----------
                                     UNDERLYING      GRANTED TO     EXERCISE OR                GRANT DATE
                                      OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION    PRESENT
NAME                                  GRANTED        FISCAL YEAR     PER SHARE       DATE       VALUE($)
----                                 ----------     -------------   -----------   ----------   ----------
Richard R. Burnham.................    30,000(1)         5.6%         $ 3.10        1/31/11     331,200(2)
                                      150,000(3)        28.2%         $16.20       11/16/11           0
David C. Gasmire...................    22,500(1)         4.2%         $ 3.10        1/31/11     248,400(2)
                                       90,000(3)        16.9%         $16.20       11/16/11           0
Douglas B. Cannon..................    15,000(4)         2.8%         $ 3.10         8/3/11     165,600(2)
                                       60,000(3)        11.3%         $16.20       11/16/11           0
Brenda A. Belger...................     5,000(5)         1.0%         $ 3.10        1/31/11      55,200(2)
Patricia G. Gross..................     5,000(5)         1.0%         $ 3.10        1/31/11      55,200(2)

---------------

(1) 20% of the stock options became exercisable on January 31, 2002, and 1.67% of the stock options will become exercisable at the end of each subsequent month, commencing February 28, 2002, and continuing for 48 months, with all stock options becoming fully exercisable effective January 31, 2006.

(2) The shares underlying the options were not publicly traded at the date of the grant. Therefore, the present value of the underlying shares has been estimated for each grant based on the initial public offering price of $15.00 per share and using the minimum value option pricing model with the following weighted average assumptions: dividend yield of 0% for all years; risk-free interest rate of 6.1%; and expected life of ten years.

(3) 2.1% of the stock options became exercisable on December 16, 2001, and 2.1% of the stock options will become effective on the 16th of each subsequent month, commencing January 16, 2002, and continuing for 47 months, with all stock options becoming fully exercisable effective November 16, 2005.

(4) 20% of the stock options will become exercisable on August 3, 2002, and 20% of the stock options will become exercisable on each subsequent August 3rd, with all stock options becoming fully exercisable effective August 3, 2006.

(5) 20% of the stock options became exercisable on January 31, 2002, and 20% of the stock options will become exercisable on each subsequent January 31st, with all stock options becoming fully exercisable effective January 31, 2006.

     The following table provides summary information with respect to stock options held by the Named Executive Officers as of December 31, 2001. The value of unexercised in-the-money options is based on the price per share of Common Stock of $25.94 as reported on the Nasdaq National Market at the close of business on December 31, 2001, less the exercise price payable for the shares.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES         VALUE OF THE UNEXERCISED
                                                   UNDERLYING OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                            SHARES                           YEAR-END                  AT FISCAL YEAR-END
                          ACQUIRED ON    VALUE     -----------------------------   ---------------------------
NAME                       EXERCISE     REALIZED   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                      -----------   --------   ------------   --------------   -----------   -------------
Richard R. Burnham......        --           --       93,749         273,751       $2,290,599     $4,531,848
David C. Gasmire........     1,000       25,840      148,375         188,125        3,738,563      3,305,094
Douglas B. Cannon.......    10,000      140,000       49,475         136,088        1,214,906      2,469,534
Brenda A. Belger........     5,000       74,500       25,666          24,334          650,609        597,140
Patricia G. Gross.......    22,500      335,250       12,500          12,500          318,500        301,250

EMPLOYMENT AGREEMENTS

     Richard R. Burnham. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Burnham, which was originally entered into on March 1, 1999. Under the employment agreement, Mr. Burnham will serve as Chief Executive Officer of the Company. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for additional one-year periods unless sixty days prior written notice is given by either party in advance of any one-year period. The employment agreement provides for an annual base salary of $400,000 in 2002, subject to annual review by the Compensation Committee, and also provides for an annual bonus to be determined by the Board of Directors and Mr. Burnham based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Burnham is entitled to an automobile allowance and is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Burnham's employment for cause or without cause. If Mr. Burnham's employment is terminated without cause or he resigns for good reason,

     - he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company's regular payroll practice, until the earlier to occur of the second anniversary of his date of termination or the date on which he obtains employment with another person;

     - he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

     - he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company's health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

     - non-vested stock options granted to Mr. Burnham will vest immediately and all stock options granted to Mr. Burnham will remain exercisable for a period of two years from the date of termination.

     If within two years following a change of control Mr. Burnham is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. During the employment term, the Company must nominate Mr. Burnham as a member of the Board of Directors. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until

     - the first anniversary of the date of termination if Mr. Burnham's employment is terminated by the Company with cause or by reason of his long-term disability;

     - the later to occur of the first anniversary of the date of termination or the last day on which he is entitled to receive severance payments if Mr. Burnham's employment is terminated by the Company without cause or Mr. Burnham resigns for good reason; or

     - the second anniversary of the date of termination if Mr. Burnham resigns without good reason.

     David C. Gasmire. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Gasmire, which was originally entered into on March 1, 1999. Under the employment agreement, Mr. Gasmire will serve as President and Chief Operating Officer of the Company. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for additional one-year periods unless sixty days prior written notice is given by either party in advance of any one-year period. The employment agreement provides for an annual base salary of $300,000 in 2002, subject to annual review by the Compensation Committee, and also provides for an annual bonus to be determined by the Board of Directors and Mr. Gasmire based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Gasmire is entitled to an automobile allowance and is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Gasmire's employment for cause or without cause. If Mr. Gasmire's employment is terminated without cause or he resigns for good reason,

     - he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company's regular payroll practice, until the earlier to occur of the second anniversary of his date of termination or the date on which he obtains employment with another person;

     - he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

     - he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company's health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

     - non-vested stock options granted to Mr. Gasmire will vest immediately and all stock options granted to Mr. Gasmire will remain exercisable for a period of two years from the date of termination.

     If within two years following a change of control Mr. Gasmire is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until

     - the first anniversary of the date of termination if Mr. Gasmire's employment is terminated by the Company with cause or by reason of his long-term disability;

     - the later to occur of the first anniversary of the date of termination or the last day on which he is entitled to receive severance payments if Mr. Gasmire's employment is terminated by the Company without cause or Mr. Gasmire resigns for good reason; or

     - the second anniversary of the date of termination if Mr. Gasmire resigns without good reason.

     Douglas B. Cannon. Effective as of February 28, 2002, the Company amended and restated its employment agreement with Mr. Cannon, which was originally entered into on March 1, 1999. Under the employment agreement, Mr. Cannon will serve as Chief Financial Officer of the Company. The employment agreement expires on February 28, 2005, except that it will be renewed automatically for one-year periods unless sixty days prior written notice is given by either party in advance of any one-year renewal period. The employment agreement provides for an annual base salary of $225,000 in 2002, subject to annual review by the Compensation Committee, and also provides for an annual bonus to be determined by the Board of Directors and Mr. Cannon based on the Company achieving certain goals. In addition, the employment agreement provides that Mr. Cannon is eligible to participate in all benefit programs for which employees and/or senior executives are generally eligible. Under his employment agreement, the Company may terminate Mr. Cannon's employment for cause or without cause. If Mr. Cannon's employment is terminated without cause or he resigns for good reason,

     - he will be entitled to receive severance payments equal to his base salary, payable on regularly scheduled paydays and in accordance with the Company's regular payroll practice, until the earlier to occur of the first anniversary of his date of termination or the date on which he obtains employment with another person;

     - he will be entitled to receive his pro rata share of any annual bonus to which he would be entitled through the date of termination, payable at the earlier of the date it would have been due if he had not been terminated or the last day on which he is entitled to receive severance payments;

     - he will be entitled to reimbursements for any payments he makes under the Consolidated Omnibus Budget Reconciliation Act of 1985 for continued health benefits under the Company's health insurance plan until, subject to certain exceptions, the expiration of the period during which he is entitled to receive severance payments; and

     - non-vested stock options granted to Mr. Cannon will vest immediately and all stock options granted to Mr. Cannon will remain exercisable for a period of two years from the date of termination.

     If within two years following a change of control Mr. Cannon is terminated without cause or resigns for good reason, he will be entitled to the same severance benefits as if he had been terminated without cause. However, the period for which he will be entitled to such severance benefits will be the greater of the severance period for termination without cause or the remainder of the two years following the date of the change of control. The employment agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing until the first anniversary of the date of termination.

STOCK OPTION PLAN

     The Company adopted the Odyssey Healthcare, Inc. Stock Option Plan in 1996. As of February 28, 2002, there were 946,470 shares of Common Stock issuable upon exercise of outstanding stock options under the plan. The Company no longer grants stock options under this plan. The plan allows for the grant of both incentive stock options and nonstatutory stock options. The Compensation Committee administers the plan and has been responsible for determining recipients of stock options and the terms and conditions of the options. With respect to incentive stock options, the Internal Revenue Code of 1986 limits the Compensation Committee's power to determine exercise prices and dates.

2001 EQUITY-BASED COMPENSATION PLAN

     The 2001 Equity-Based Compensation Plan became effective in November 2001. The plan provides for grants of incentive stock options, within the meaning of
Section 422 of the Internal Revenue Code of 1986, to Company employees, including officers and employee-directors, and for grants of nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentive awards to our employees, consultants and nonemployee directors. The purposes of the plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility;

     - to provide additional incentives to employees and consultants; and

     - to promote the success of the Company's business.

     At any given time, the number of shares of Common Stock issued under the plan plus the number of shares of Common Stock issuable upon the exercise of all outstanding awards under the plan may not exceed the lesser of 100 million shares or 10% of the total number of shares of Common Stock then outstanding, assuming the exercise of all outstanding options and warrants and the conversion or exchange or exercise of all securities convertible into or exchangeable or exercisable for Common Stock. As of February 28, 2002, 1,669,240 shares of Common Stock were authorized for grant, of which options to purchase 455,000 shares of Common Stock were outstanding.

     The Compensation Committee administers the plan and at all times must be comprised of two or more individuals that constitute "outside directors" for purposes of Section 162 of the Internal Revenue Code of 1986 and "nonemployee directors" for purposes of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The Compensation Committee designates the individuals to receive the awards, the number of shares subject to the awards, and the terms and conditions of each award.

     While the Compensation Committee determines the terms of awards granted under the plan, the term of any incentive stock option cannot exceed ten years from the date of grant and any incentive stock option granted to an employee who possesses more than ten percent of the total combined voting power of all classes of the Company's shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 cannot be exercisable after the expiration of five years from the date of grant.

     While the Compensation Committee determines the exercise price of options granted under the plan, the exercise price of any incentive stock option granted to an employee who possess more than ten percent of the total combined voting power of all classes of the Company's shares within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986 must be at least 110% of the fair market value of the underlying share at the time the option is granted. The exercise price of options granted under the plan will be paid in full in a manner prescribed by the Compensation Committee.

     The plan is not subject to the Employee Retirement Income Security Act of 1974; however, the plan is designed to allow for awards that constitute performance-based awards as provided for in Section 162(m) of the Internal Revenue Code of 1986. Therefore, awards may be exempt from the limitations on the deductibility of compensation that exceeds $1 million.

EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan will become effective July 1, 2002. The plan provides for the grant of stock options to selected eligible employees. The purpose of the plan is to provide eligible employees with an incentive to advance the Company's interests by providing an opportunity to purchase stock of the Company at a favorable price. The plan is administered by the Compensation Committee. A total of 1,500,000 shares of Common Stock are authorized for issuance under the plan.

     Any eligible employee may elect to participate in the plan by authorizing the Compensation Committee to make payroll deductions to pay the exercise price of an option at the time and in the manner prescribed by the Compensation Committee. This payroll deduction may be a specific amount or a designated percentage to be determined by the employee, but the specific amount may not be less than an amount established by the Company and the designated percentage may not exceed an amount of eligible compensation established by the Company from which the deduction is made. In no event will an employee be granted an option under the plan that would permit an employee to purchase stock with a fair market value in excess of $25,000, or if valued at or below $25,000, that would permit an employee to purchase more than 30,000 shares in a calendar year.

     There will be two six-month periods for the plan in each calendar year. The date of grant and the date of exercise for the first option period under the plan in a given calendar year will be January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period will be July 1 and December 31, respectively. The first offering period of the plan will conclude on December 31, 2002. The exercise price of options granted under the plan will be an amount equal to the lesser of 85% of the fair market value of the stock on the date of exercise or on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company during 2001 consisted of Messrs. Cross, Rash and Wan. None of such persons are officers or employees or former officers or employees of the Company. None of the executive officers of the Company served as a member of the compensation committee or board of directors of any other company during 2001.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is currently composed of Messrs. Cross, Rash and Wan. Each of Messrs. Cross, Rash and Wan is a non-employee director of the Company. The Compensation Committee determines annual salary, bonuses and other compensation for the Company's Chairman of the Board and Chief Executive Officer and other executive officers. The Compensation Committee also monitors and administers all of the Company's equity-based incentive and other compensation plans and, subject to the provisions of each such plan, determines grants under it for all employees and consultants, including directors and executive officers. The Compensation Committee held four meetings during the Company's fiscal year ended December 31, 2001. At those meetings the Compensation Committee reviewed the Company's compensation practices, adjusted salaries of the executive officers and made awards of stock options to certain key employees and directors of the Company.

PRINCIPLES OF EXECUTIVE COMPENSATION

     In determining compensation levels and developing compensation programs for the Company's executive officers, the Compensation Committee analyzes the relationship between base salary, annual cash incentives, equity incentives and benefits. The underlying objectives of the Company's compensation strategy include the following:

     - Attract and retain superior executive talent, and motivate those executives to achieve optimum short-term and long-term corporate operating results;

     - Align the interests of executive officers with the creation of stockholder value and ensure long-term growth orientation through equity-based plans; and

     - Provide a compensation package that recognizes individual contributions as well as overall business results.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

     The key elements of the Company's executive compensation program are base salary, annual cash bonuses and equity incentive compensation. These elements are separately described below.

     The Compensation Committee does not exclusively use quantitative methods or mathematical formulas in setting any element of compensation. In determining each component of compensation, the Compensation Committee considers all elements of an executive's total compensation package, recommendations of the Chief Executive Officer (as discussed below) and other objective and subjective criteria the Compensation Committee deems appropriate with respect to each executive officer. The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual cash bonuses and equity-based incentives to provide competitive total direct compensation opportunities consistent with the pay philosophy described below.

     Base Salaries. The base salary of each of the executive officers, other than the Chief Executive Officer, is reviewed annually by the Compensation Committee, with adjustments made based primarily on the recommendations of the Chief Executive Officer. In reviewing base salaries, the Compensation Committee considers various factors, including the position of the executive officer, the performance of the executive officer with respect to specific objectives, increases in responsibilities and recommendations of the Chief Executive Officer. The specific objectives for each executive officer are established by such officer after consultation with the Compensation Committee and the Chief Executive Officer, and vary for each executive position and for each year. In addition, in the first quarter of each year, the Board of Directors approves the Company's business plan developed by management for the current year. The business plan establishes objectives for the current year with respect to areas such as marketing, operations, capital expenditures and financial performance. In reviewing annual base salaries, the Compensation Committee and the Chief Executive Officer also consider each executive officer's responsibilities related to achieving the objectives in the business plan and, in an effort to provide competitive compensation, from time to time reviews salaries of similarly situated employees in comparable companies.

     The financial performance of the Company, primarily net patient service revenue, operating expenses, EBITDA (income (loss) before interest, income taxes, depreciation and amortization) and net income, also is considered in determining annual adjustments to base salaries. When the Chief Executive Officer completes his review, he makes a recommendation to the Compensation Committee for its review and approval.

     Annual Cash Bonuses. Annual cash bonuses to executive officers, other than the Chief Executive Officer, are determined by the Compensation Committee after considering the recommendations of the Chief Executive Officer. The Chief Executive Officer, in developing his bonus recommendations for the other executive officers, as well as the Compensation Committee in evaluating the Chief Executive Officer's recommendations, consider primarily the financial performance of the Company as described above, the performance of the executive officer and whether such executive officer's individual efforts were an integral part of the Company attaining or exceeding the objectives set forth in the Company's annual business plan, and the performance of the Company in relation to industry conditions and the performance of comparable companies. Failure of the Company or an executive officer's effort to help the Company attain or exceed the objectives in the business plan does not, however, necessarily prevent any cash bonus from being paid, although it may affect the size of cash bonuses paid. No specific weighting is assigned to any of the factors considered in determining annual adjustments to base salaries and cash bonuses for the executive officers.

ANNUAL STOCK OPTION GRANTS

     The Compensation Committee endorses the view that equity ownership by management is beneficial in aligning management's and stockholder's interests in the enhancement of stockholder value. The Company formerly provided such equity-based compensation pursuant to the Company's Stock Option Plan. In November 2001, the Company's 2001 Equity-Based Compensation then became effective and replaced the Stock Option Plan for purposes of providing equity-based compensation to executives and other key employees and consultants.

     The 2001 Equity-Based Compensation Plan authorizes the granting of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, phantom stock awards and annual incentives to executives and other key employees and consultants of the Company. To align the interests of senior executives with the interests of stockholders, the Compensation Committee's current policy regarding such awards is to grant incentive stock options and non-qualified stock options. Under the Company's annual stock option grant program, the Company determines the levels of options to be granted to each of its executives based upon such executive's position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive. All stock option grants have had an exercise price equal to the fair market value of a share of Common Stock at the time of the grant. To encourage retention, the ability to exercise options granted under this plan is generally subject to vesting restrictions.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Burnham's employment agreement provides that Mr. Burnham's base salary will be reviewed annually and may be increased at the discretion of the Compensation Committee. In 2001, the Compensation Committee increased Mr. Burnham's base salary from $245,843 to $282,816 based on the Company's 2000 financial performance and operating accomplishments and in order to increase Mr. Burnham's base salary to a level commensurate to his contributions to the Company's financial performance and operating accomplishments. The Compensation Committee anticipates that any future increase in the Chief Executive Officer's base salary will be based on an evaluation by an independent benefit and compensation consultant as well as on the Compensation Committee's assessment of the Chief Executive Officer's performance and its expectations as to future contributions to the Company by the Chief Executive Officer and salaries provided by comparable companies.

     Under the terms of his employment agreement, Mr. Burnham is eligible for cash bonuses at the discretion of the Compensation Committee. In January 2002, the Compensation Committee considered the Company's financial performance during 2001, its completion of several strategic acquisitions and the Company's successful initial public offering. After considering these factors, the Compensation Committee granted Mr. Burnham a cash bonus for 2001 of $138,600. The Compensation Committee anticipates that future cash bonuses paid to the Chief Executive Officer will be based primarily on an evaluation made by an independent benefit and compensation consultant based upon the financial performance of the Company, as well as on the individual performance of the Chief Executive Officer in supporting the Company's financial performance and attainment of strategic Company objectives.

$1 MILLION PAY DEDUCTIBILITY CAP

     The Company's executive compensation strategy is to be cost and tax effective. Therefore, the Company's policy is to avail itself of all proper deductions under the Internal Revenue Code, where practical, while maintaining the flexibility to approve compensation arrangements which it deems to be in the best interests of the Company and its stockholders, but which may not always qualify for full tax deductibility. Section 162(m) of the Internal Revenue Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. Although the total compensation of the executive officers did not exceed this deduction limitation in 2001, certain factors involved in the Company's compensation program may impact on whether the deduction limitation is exceeded in the future. The Stock Option Plan and the 2001 Equity Based Compensation Plan, as drafted, permit compensation associated with awards to be excluded from the deduction limitations. However, in future years or if the plans are modified, certain payments under the these plans, including grants of restricted stock and certain stock options, may be included as compensation for purposes of calculating the deduction limitation, potentially impacting the deduction limitation.

     As the Company moves forward in its efforts to create stockholder value in the years ahead, the Compensation Committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is internally effective in support of the Company's strategy, competitive in the marketplace to attract, retain and motivate the talent needed to achieve the Company's financial objectives, and appropriately rewards the creation of value on behalf of the Company's stockholders.

     This report has been submitted by the Compensation Committee, which consists of the following members:

                                 David W. Cross
                                 Martin S. Rash
                                  Mark A. Wan

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is currently composed of Messrs. McGrath, Rash and Steffy. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of the National Association of Securities Dealers, Inc. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board on November 30, 2000, and amended and restated on March 6, 2002, a copy of which is attached to this Proxy Statement as Appendix A.

     As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed with the Company's management and the Company's independent auditors the Company's audited financial statements for the year ended December 31, 2001. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence and discussed with them their independence from the Company and its management.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based upon the reports and the Audit Committee's discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

     This report has been submitted by the Audit Committee, which consists of the following members:

                           David L. Steffy, Chairman
                               Alexander McGrath
                                 Martin S. Rash

                                   AUDIT FEES

     Following are the fees billed by Ernst & Young LLP, the Company's independent accountants for 2001, for professional services rendered to the Company for 2001:

Audit Fees for the audit of the Company's financial
  statements for the year ended December 31, 2001 and the
  review of the Company's financial statements included in
  the Company's Quarterly Report on Form 10-Q for the
  quarter ended September 30, 2001..........................   $133,000
Financial Information Systems Design and Implementation
  Fees......................................................          0
All Other Fees..............................................    657,000
                                                               --------
          Total.............................................   $790,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WARRANTS

     The Company issued the following warrants to affiliates of Capital Resource Partners, a 5% stockholder until the Company completed a public offering of Common Stock by certain of its stockholders on April 15, 2002:

     - a warrant dated July 1, 1998, to Capital Resource Lenders III, L.P., to purchase 888,876 shares of Common Stock at an exercise price of $0.02 per share in exchange for consideration of $888,876;

     - a warrant dated December 31, 1998, to Capital Resource Lenders III, L.P., to purchase 80,454 shares of Common Stock at an exercise price of $0.02 per share in exchange for consideration of $180,218.

     - a warrant dated June 30, 1998, to CRP Investment Partners III, L.L.C., to purchase 2,228 shares of Common Stock at an exercise price of $0.02 per share in exchange for consideration of $2,228; and

     - a warrant dated December 31, 1998, to CRP Investment Partners III, L.L.C., to purchase 201 shares of Common Stock at an exercise price of $0.02 per share in exchange for consideration of $451.

     The Company issued 968,037 shares of Common Stock to Capital Resource Lenders III, L.P. and 2,426 shares of Common Stock to CRP Investment Lenders III, L.L.C. in November 2001 upon exercise in full of each of the warrants. Both Capital Resource Lenders III, L.P. and CRP Investment Partners, III, L.L.C. paid the exercise price of the warrants through the conveyance to the Company of a portion of the shares acquired upon exercise of the warrants.

     The Company issued the following warrants to affiliates of Three Arch Partners, a 5% stockholder until the Company completed a public offering of Common Stock by certain of its stockholders on April 15, 2002:

     - a warrant dated May 22, 1998, to Three Arch Partners, L.P., to purchase 12,756 shares of Common Stock at an exercise price of $2.50 per share in exchange for consideration of $638; and

     - a warrant dated May 22, 1998, to Three Arch Associates, L.P. to purchase 2,869 shares of Common Stock at an exercise price of $2.50 per share in exchange for consideration of $143.

     The Company issued 11,141 shares of Common Stock to Three Arch Partners, L.P. and 2,505 shares of Common Stock to Three Arch Associates, L.P. in November 2001 upon exercise in full of each of the warrants. Both Three Arch Partners, L.P. and Three Arch Associates, L.P. paid the exercise price of the warrants through the conveyance to the Company of a portion of the shares acquired upon exercise of the warrants.

     The Company issued the following warrants to affiliates of Highland Capital Partners, a 5% stockholder until the Company completed a public offering of Common Stock by certain of its stockholders on April 15, 2002:

     - a warrant dated May 22, 1998, to Highland Capital Partners III Limited Partnership, to purchase 6,657 shares of Common Stock at an exercise price of $2.50 per share in exchange for consideration of $333; and

     - a warrant dated May 22, 1998, to Highland Enterpreneurs Fund III Limited Partnership, to purchase 277 shares of Common Stock at an exercise price of $2.50 per share in exchange for consideration of $14.

     The Company issued 5,711 shares of Common Stock to Highland Capital Partners III Limited Partnership and 237 shares of Common Stock to Highland Entrepreneurs Fund III Limited Partnership in November 2001 upon exercise in full of each of the warrants. Both Highland Capital Partners III Limited Partnership and Highland Entrepreneurs Fund III Limited Partnership paid the exercise price of the warrants through the conveyance to the Company of a portion of the shares acquired upon exercise of the warrants.

12% SENIOR SUBORDINATED NOTES

     In July and December 1998, the Company issued $12.0 million of its 12% senior subordinated notes due March 31, 2005 to, among others, Capital Resource Lenders III, L.P., a 5% stockholder until the Company completed a public offering of Common Stock by certain of its stockholders on April 15, 2002 that holds $11,970,000 aggregate principal amount of these notes. The Company repaid in full the principal balance of the notes and all accrued and unpaid interest in the aggregate amount of $10.6 million with the proceeds of its initial public offering.

REGISTRATION RIGHTS AGREEMENT

     Richard R. Burnham, David C. Gasmire, David W. Cross, David L. Steffy, Three Arch Partners, L.P., Three Arch Associates, L.P., Capital Resource Lenders III, L.P. and other holders of Common Stock and warrants to purchase Common Stock are entitled under a second amended and restated registration rights agreement with the Company, dated July 1, 1998, to the following registration rights for the shares of Common Stock held by them or issuable upon exercise of warrants to purchase Common Stock:

     - at any time after April 30, 2002, holders constituting at least two-thirds of the total shares of these registrable securities may require, on two occasions only, that the Company use its best efforts to register registrable securities for public resale, provided that the aggregate offering price is at least $1 million;

     - if the Company registers any Common Stock at any time, either for its own account or for the account of other security holders, the holders of registrable securities are entitled to include their shares of Common Stock in the registration, subject to the ability of the underwriters to limit the number of shares included in the offering in view of market conditions; and

     - holders of at least 40% of the registrable securities may require the Company to use its best efforts to register the securities on a Form S-3 registration statement or any successor from after the Company becomes eligible to use the form, provided that the aggregate offering price is at least $1 million.

     In most cases, the Company will bear all registration expenses other than underwriting discounts. Registration rights terminate on the earlier to occur of:

     - the times at which shares of registrable securities may be sold under Rule 144 of the Securities Act; or

     - July 1, 2006.

     The Company received a demand to register shares for public resale in March 2002. In response thereto, the Company filed a registration statement on March 20, 2002 registering for resale the shares of Common Stock held by them. The registration statement was declared effective by the Securities and Exchange Commission on April 9, 2002, and the offering of 5,585,707 shares of Common Stock was completed on April 15, 2002. The Company waived the limitation in the agreement which would have otherwise prohibited a demand registration from occurring on or before April 30, 2002.

OTHER TRANSACTIONS

     On April 25, 1996, the Company loaned $125,500 to Richard R. Burnham, its Chief Executive Officer and Chairman of the Board, in exchange for a promissory note to the Company bearing interest at the rate of 7% per annum. The promissory note was secured by 251,000 shares of the Company's preferred stock owned by Mr. Burnham. The Company forgave repayment of this promissory note in November 2001 upon completion of the Company's initial public offering. At that time, the aggregate outstanding balance, including accrued and unpaid interest, of the note was $173,940.

     On April 25, 1996, the Company loaned $45,500 to David C. Gasmire, its President, Chief Operating Officer, Assistant Secretary and Director, in exchange for a promissory note to the Company bearing interest at the rate of 7% per annum. The promissory note was secured by 91,000 shares of the Company's preferred stock owned by Mr. Gasmire. The Company forgave repayment of this promissory note in November 2001 upon completion of the Company's initial public offering. At that time, the aggregate outstanding balance, including accrued and unpaid interest, of the note was $63,062.

     The Company has entered into agreements to indemnify its directors and executive officers. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are helpful in attracting and retaining qualified directors and officers.

                               PERFORMANCE GRAPH

     The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

          1. $100 was invested in the Common Stock, the Nasdaq Market Index and the Company's Peer Group (as defined below) on October 31, 2001 (the date the Common Stock was first traded on the Nasdaq National Market).

          2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

          3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Company's Peer Group for purposes of stockholder return comparisons are as follows: Lincare Holdings, Inc., Fresenius Medical Care Holdings, Inc., Orthodontic Centers of America, Inc. and Omnicare, Inc. The Company is the only publicly held healthcare provider that exclusively provides hospice care. The Company believes, however, that its Peer Group is comparable to the Company because it consists of non-facility based healthcare services providers that are generally characterized by relatively low levels of leverage, solid cash flow and multiple sources of growth, including same store improvements, de novo development and modest acquisition programs.

                              [PERFORMANCE GRAPH]

                                                              10/31/01   11/30/01   12/31/01
                                                              --------   --------   --------
 Odyssey Healthcare, Inc.                                      100.00     122.90     150.38
 Peer Group                                                    100.00     107.83     106.82
 Nasdaq Market Index                                           100.00     114.22     115.50

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by:

     - each stockholder known by the Company to own beneficially more than five percent of the Common Stock;

     - each of the Company's directors;

     - each of the Company's named executive officers; and

     - all directors and executive officers as a group.

     The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons included in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options or warrants that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person.

                                                                                PERCENTAGE OF
                                                       SHARES BENEFICIALLY   SHARES BENEFICIALLY
NAME OF BENEFICIAL OWNER                                      OWNED                 OWNED
------------------------                               -------------------   -------------------
Entities affiliated with Oak Investment
  Partners(1)........................................       1,046,860                6.81%
Brenda A. Belger(2)..................................          35,792                   *
Richard R. Burnham(3)................................         615,040                3.97%
Douglas B. Cannon(4).................................          81,073                   *
John K. Carlyle......................................           5,000                   *
David W. Cross(5)....................................         394,750                2.57%
David C. Gasmire(6)..................................         321,780                2.08%
Patricia G. Gross(7).................................          44,000                   *
Alexander McGrath(8).................................         566,719                3.69%
Martin S. Rash(9)....................................          35,000                   *
David L. Steffy(10)..................................         742,515                4.83%
Mark A. Wan(11)......................................         745,939                4.85%
All directors and executive officers as a group (12
  persons)...........................................       3,595,646               22.79%

---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Consists of (i) 1,008,129 shares held of record by Oak Investment Partners VI, Limited Partnership, (ii) 14,863 shares issuable upon exercise of outstanding warrants held of record by Oak Investment Partners VI, Limited Partnership, (iii) 23,522 shares held for record by Oak VI Affiliates Fund, Limited Partnership and (iv) 346 shares issuable upon exercise of outstanding warrants held of record by Oak VI Affiliates Fund, Limited Partnership. The address of Oak Investment Partners is 1 Gorham Island, Westport, Connecticut 06880.

 (2) Consists of (i) 6,000 shares held of record and (ii) 29,792 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

 (3) Consists of (i) 481,000 shares held of record jointly with his wife and
     (ii) 134,040 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

 (4) Consists of (i) 31,779 shares held of record and (ii) 49,294 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

 (5) Consists of (i) 383,500 shares held of record (including 500 shares held of record by spouse) and (ii) 11,250 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

 (6) Consists of (i) 192,898 shares held of record, (ii) 25,800 shares held of record as co-trustee of certain trusts for the benefit of Mr. Gasmire's children and (iii) 103,082 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

 (7) Consists of (i) 30,500 shares held of record (including 500 shares held of record by spouse) and (ii) 13,500 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

 (8) Consists of (i) 11,250 shares issuable upon exercise of stock options that have already vested or will vest within 60 days, (ii) 554,081 shares held of record by Capital Resource Lenders III, L.P. and (iii) 1,388 shares held of record by CRP Investment Partners III, L.L.C. Mr. McGrath is a managing member of Capital Resource Partners III, L.L.C., the sole general partner of Capital Resource Lenders III, L.P., and is a managing member of CRP Investment Partners III, L.L.C., sharing beneficial ownership with three other managing members.

 (9) Consists of (i) 10,000 shares held of record and (ii) 25,000 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(10) Consists of (i) 724,902 shares held of record, (ii) 11,250 shares issuable upon exercise of stock options that have already vested or will vest within 60 days and (iii) 6,363 shares issuable upon exercise of outstanding warrants.

(11) Consists of (i) 11,250 shares issuable upon exercise of stock options that have already vested or will vest within 60 days, (ii) 599,760 shares held of record by Three Arch Partners, L.P. and (ii) 134,929 shares held of record by Three Arch Associates, L.P. Mr. Wan is a general partner of the general partner of each of the partnerships, and shares beneficial ownership with two other general partners.

                        SECTION 16 BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2001, except that John
K. Carlyle filed a late Form 3 in December 2001 in respect of his appointment to the Board of Directors; David C. Gasmire failed to timely report an exercise of stock options that occurred in December 2001; and Kathleen A. Ventre failed to timely report in her Form 3 an exercise of stock options that occurred in August 2001. Each of these transactions was subsequently reported on a Form 4 in February 2002.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Pursuant to Rule 14a-4(c)(1) of the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice by March 15, 2003, with respect to proxies submitted for the 2003 Annual Meeting of the Company's Stockholders. Pursuant to Rule 14a-8 of the Exchange Act, to be included in the Board of Directors' solicitation of proxies relating to the 2003 Annual Meeting of the Company's Stockholders, a stockholder proposal must be received by the Secretary of the Company at 717 North Harwood Street, Suite 1500, Dallas, Texas 75201, no later than December 30, 2002. Pursuant to the Company's Bylaws, in order to nominate persons for election to the Board of Directors at the 2003 Annual Meeting of the Company's Stockholders or to bring business before the 2003 Annual Meeting of the Company's Stockholders, a stockholder must deliver notice, in the form specified in the Company's Bylaws, to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the 2002 Annual Meeting of the Company's Stockholders; provided, however, that if the date of the 2003 Annual Meeting of the Company's Stockholders is changed by more than thirty days from the anniversary date of the 2002 Annual Meeting of the Company's Stockholders, notice must be delivered to the principal executive offices of the Company not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure of the meeting is made.

ANNUAL REPORT

     The Company's Annual Report to stockholders for the fiscal year ended December 31, 2001, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                                          By Order of the Board of Directors,

                                          /s/ DOUGLAS B. CANNON

                                          DOUGLAS B. CANNON
                                          Secretary

                                                                      APPENDIX A

                            ODYSSEY HEALTHCARE, INC.

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in (1) its oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures, (2) monitoring the integrity of the Company's financial statements,
(3) selecting, evaluating and, where deemed appropriate, replacing the independent auditors (or nominating independent auditors to be proposed for stockholder approval in any proxy statement) and (4) evaluating the independence of the Company's independent auditors.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and, although they meet the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and
(iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

     The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., as such requirements are interpreted by the Board of Directors in its business judgment. In particular, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request an officer or employee of the Company, the Company's outside counsel, independent auditors, investment bankers or financial analysts who follow the Company to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee.

     The Audit Committee shall make regular reports to the Board of Directors.

     The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

          2. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative generally accepted accounting principles methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

          4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

          5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the Company's quarterly financial statements prior to release of quarterly earnings.

          6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

          8. Recommend to the Board of Directors the appointment of the independent auditor, which firm shall take direction from management but which is ultimately accountable to the Audit Committee and the Board of Directors.

          9. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

          10. Approve the fees to be paid to the independent auditor for audit services.

          11. Approve the retention of the independent auditor for any non-audit service (including information technology consulting services) and the fee for such service.

          12. Receive periodic reports (including an annual Statement as to Independence) from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor.

          13. Evaluate together with the Board of Directors the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditor.

          14. Review from time to time with management and/or recommend to the Board of Directors guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

          15. Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

          16. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          17. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, as amended, has not been implicated.

          18. Obtain reports from management and the independent auditor that the Company's subsidiaries are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions.

          19. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          20. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

          21. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

             (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

             (b) Any changes required in the planned scope of the annual audit and any special audits.

          22. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          23. Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

          24. Review with the Company's general counsel (or, if the Company does not have general counsel, the Company's outside legal counsel) legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          25. Meet at least quarterly with the chief financial officer and the independent auditor in separate executive sessions.

                            ODYSSEY HEALTHCARE, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

   ODYSSEY HEALTHCARE, INC. FOR THE ANNUAL MEETING TO BE HELD ON MAY 31, 2002

    The undersigned hereby constitutes and appoints each of Richard R. Burnham, David C. Gasmire and Douglas B. Cannon his or her true and lawful agents and proxies, will full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Odyssey HealthCare, Inc. held of record by the undersigned on the record date at the Annual Meeting of Stockholders of Odyssey HealthCare, Inc. to be held at the Le Meridien Hotel, 650 North Pearl Street, Dallas, Texas, on Friday, May 31, 2002, at 8:00 a.m., local time, and at any adjournment or postponement thereof on all matters coming before said meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR VOTE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, WHICH ARE FOR THE ELECTION OF THE NAMED NOMINEE AS DIRECTOR AND FOR PROPOSAL 2. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ANY PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

    ANY PROXY, WHEN PROPERLY GRANTED, WILL BE VOTED IN THE MANNER DIRECTED AND WILL AUTHORIZE THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. PROXIES ARE AUTHORIZED TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING SUCH AS APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE MEETING FOR THE PURPOSE OF OBTAINING ADDITIONAL STOCKHOLDER VOTES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR AND FOR PROPOSAL 2.

------------------
For the nominee except as noted above

1. ELECTION OF DIRECTOR: To elect Mark A. Wan to serve as Class I director for a three year term ending at the Annual Meeting of Stockholders in 2005 and until his successor is duly elected and qualified or until his earlier death, resignation or removal from office.

                                              FOR THE NOMINEE         WITHHELD FROM THE NOMINEE
                                                    [ ]                          [ ]


2. To ratify the selection of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2002.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

I PLAN TO ATTEND THE MEETING  [ ]

                                    Signature
                                                -----------------------------------------
                                    Signature
                                                -----------------------------------------

                                    Date
                                                -----------------------------------------

                                    Please sign this Proxy exactly as your name appears on
                                    this card. Joint owners should each sign personally.
                                    If you are signing as a representative of the named
                                    stockholder (e.g. as a trustee, corporate officer or
                                    other agent on behalf of a trust, corporation or other
                                    entity) you should indicate your title or the capacity
                                    in which you sign.